ASSET PURCHASE AGREEMENT

                                  BY AND AMONG

                                 VERISIGN, INC.,

                     REGISTRARS.COM ACQUISITION CORPORATION,

                        INTERNET DOMAIN REGISTRARS CORP.,

                  IDR INTERNET DOMAIN REGISTRARS CORP. (CANADA)

                    DOMAINSTORE.COM DOMAIN REGISTRATION CORP.

                    BULKRESERVE.COM DOMAIN REGISTRATION CORP.

                                       AND

                             NETWORK COMMERCE, INC.

                                  June 15, 2001



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                                Table of Contents




















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                            ASSET PURCHASE AGREEMENT


     This Asset Purchase Agreement (the "Agreement") entered into this 15th day of June, 2001, by and among VeriSign, Inc., a Delaware corporation ("Buyer"); Registrars.com Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of Buyer ("Acquisition Sub"); Internet Domain Registrars Corp., a California corporation ("Seller"); IDR Internet Domain Registrars Corp., a Canadian federally incorporated company and a wholly owned subsidiary of Seller ("IDR Canada"), Domainstore.com Domain Registration Corp., a California corporation and a wholly owned subsidiary of Seller ("Domainstore.com"), and Bulkreserve.com Domain Registration Corp., a California corporation and a wholly owned subsidiary of Seller ("Bulkreserve.com")(IDR Canada, Domainstore.com and Bulkreserve.com, collectively, the "Seller Subs"); and Network Commerce, Inc., the sole shareholder of Seller ("Seller Shareholder"). Buyer, Acquisition Sub, Seller, Seller Subs and Seller Shareholder are individually referred to herein as a "Party" or, collectively, the "Parties."

     WHEREAS, Seller, Seller Subs and Seller Shareholder own and operate a business that is engaged in the registration of internet domain names (the "Business"); and

     WHEREAS, Buyer and the Acquisition Sub wish to purchase substantially all of the assets and assume certain of the related liabilities of the Business from Seller, Seller Subs and Seller Shareholder, and Seller, Seller Subs and Seller Shareholder desire to sell substantially all of the assets and assume certain of the related liabilities of the Business to Buyer and the Acquisition Sub, upon the terms and conditions contained herein;

     NOW, THEREFORE, in consideration of the representations, warranties, agreements and covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

1.  CERTAIN DEFINITIONS

     "Accounts Receivable" means all rights to payment for goods sold, licensed or leased or for services rendered, all sums of money or other proceeds due or becoming due thereon and all instruments pertaining thereto as carried on Seller's Balance Sheet totaling approximately US$353,000.

     "Acquired Assets" means all right, title, and interest in and to assets of Seller set forth on Schedule A, including:

     (a) the personal property and interests therein, including equipment, furniture, office equipment, communications equipment, spare and replacement parts and other tangible property as set forth on Schedule A;


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     (b) all accounts, Accounts Receivable, notes and notes receivable which are payable to Seller, all sums of money or other proceeds due or becoming due thereon, all instruments pertaining thereto, all guaranties and security therefore, and all goods and services giving rise thereto and the rights pertaining to such goods and services and all related insurance with respect thereto;

     (c) Seller's Intellectual Property, remedies against infringements thereto,
and  rights  to   protection   of  interest   therein  under  the  laws  of  all
jurisdictions;

     (d) all rights and privileges (subject to those liabilities or obligations expressly assumed pursuant to Section 2(b) hereof) of Seller under the Contracts, and originals or copies of all such Contracts if in Seller's possession, custody or control as of the date hereof;

     (e) all rights of Seller against suppliers or Third Parties, including rights under express or implied warranties, representations and guarantees, and all other claims and rights of Seller, including without limitation, any and all asserted and unasserted claims, right to sue, choses in action, rights to receive amounts in settlement, judgments, causes of action and indemnities;

     (f) all of Seller's right, title and interest in and to all goodwill, including the goodwill associated with any of the Seller's Intellectual Property described in Section 1(c) hereof, all of Seller's current Customer Lists (as defined, below), marketing materials, brochures and other printed materials;

     (g) the transferable (whether with or without consent) licenses, permits or other governmental authorizations listed as being transferred on Schedule A;

     (h) copies of all books, records, files and papers, whether in hard copy or computer format, including, without limitation, sales and promotional literature, manuals and data, sales and purchase correspondence, documentation including Intellectual Property to be transferred hereunder, lists of present and former suppliers, Customer Lists, personnel and employment records, and any information relating to Taxes imposed on the Acquired Assets, all to the extent requested by Buyer (whether before or after the Closing);

     (i) the telephone numbers listed on Schedule A;

     (j) the Post Office Box(es) listed on Schedule A;

     (k) agreements, contracts (including, without limitation, all customer contracts for domain name registration and maintenance), indentures, mortgages, instruments, Security Interests, guaranties, other similar arrangements and rights thereunder;

     (l) claims, deposits, prepayments, refunds, causes of action, choses in action, rights of recovery, rights of set off, and rights of recoupment (including any such item relating to the payment of Taxes) and


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     (m)  franchises,   approvals,  permits,  licenses,  orders,  registrations,
certificates, variances, and similar rights obtained from governments and governmental agencies;

     (n) the corporate names "Internet Domain Registrars Corp.", "IDR Internet Domain Registrars Corp.", "Domainstore.com Domain Registration Corp." and "Bulkreserve.com Domain Registration Corp.";

     (o) the domain names listed in Schedule A; and

     (p) Seller's deposit with VeriSign Global Registry Services;

provided, however, that the Acquired Assets shall not include (i) the corporate charter, qualifications to conduct business as a foreign corporation, arrangements with registered agents relating to foreign qualifications, taxpayer and other identification numbers, seals, minute books, stock transfer books, blank stock certificates, and other documents relating to the organization, maintenance, and existence of Seller as a corporation or (ii) any of the rights of Seller under this Agreement (or under any side agreement between Seller on the one hand and Buyer on the other hand entered into on or after the date of this Agreement), and (iii) such other assets specifically excluded from the Acquired Assets set forth on Schedule A.

     "Affiliate" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act.

     "Ancillary Agreements" means the Bills of Sale and all assignment agreements, and other documents and instruments listed on Schedule B, pursuant to which Seller's right, title or interest in any of the Acquired Assets are transferred to Buyer.

     "Assumed Liabilities" means: (a) all duties and obligations of Seller under the agreements, contracts, leases, licenses, and other arrangements included with the Acquired Assets; (b) all Liabilities and obligations of Seller for length of service, severance, damages, or pay in lieu of notice, whether arising by contract, statute, common law or otherwise, with respect to the termination of the Transferred Employees; and (c) the Liability owed to VeriSign Global Registry Services; provided, however, that notwithstanding anything to the contrary in this Agreement, the Assumed Liabilities shall not include: (i) any Liability of Seller and/or Seller Subs for or with respect to Taxes, including, without limitation, any Liability of Seller and/or Seller Subs for the unpaid Taxes of any Person under Reg. Section 1.1502-6 (or any similar provision of state, provincial, local, or foreign law), as a transferee or successor, by contract, or otherwise any liability under any tax-sharing, tax allocation or similar agreement; (ii) any Liability arising by reason of any action of any officer, director or employee of Seller or any obligation of Seller and/or Seller Subs to indemnify any Person by reason of the fact that such Person was a director, officer, employee, or agent of Seller and/or Seller Subs or was serving at the request of any such entity as a partner, trustee, director, officer, employee, or agent of another entity (whether such indemnification is for judgments, damages, penalties, fines, costs, amounts paid in settlement, losses, expenses, or otherwise and whether such indemnification is pursuant to any statute, charter document, bylaw, agreement, or otherwise); (iii) any



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Liability  under any of Seller's  and/or  Seller Subs'  Employee  Benefit  Plan,
Employee Pension Benefit Plan or Employee Welfare Benefit Plan; (iv) any Liability of Seller and/or Seller Subs for costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby; or (v) any Liability or obligation of Seller and/or Seller Subs under this Agreement (or under any side agreement between Seller and/or Seller Subs on the one hand and Buyer and/or Acquisition Sub on the other hand entered into on or after the date of this Agreement).

     "Basis" means any past or present fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction that forms or is reasonably likely to form the basis for any specified consequence.

     "Buyer Material Adverse Effect" means any event, circumstance, condition, development or occurrence causing, resulting in or having a material adverse effect on the business, financial condition, operations, results of operations or future prospects of Buyer.

     "Cash" means cash and cash equivalents (including marketable securities and short term investments) calculated in accordance with GAAP (as defined in
Section 3(h)) applied on a basis consistent with the preparation of the Financial Statements (as defined in Section 3(h)).

     "Closing Payment" shall mean Four Million Six Hundred Seventy-five Thousand U.S. Dollars ($4,675,000) in cash.

     "COBRA" means the requirements of Part 6 of Subtitle B of Title I of ERISA and Code Section 4980B and of any similar state law.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Contracts" means the contracts, agreements, leases, license and other instruments of Seller set forth on Schedule A.

     "Customer Lists" shall mean the list of Seller's and Seller Subs' customers attached hereto as Exhibit ___.

     "DGCL" means the General Corporation Law of the State of Delaware (8 Del. Codess.101 et. seq).

     "Employee Benefit Plan" shall mean any written or oral plan, agreement or arrangement established for the benefit of Seller's and Seller Subs' employees involving direct or indirect compensation, including without limitation insurance coverage, severance benefits, disability benefits, deferred compensation, bonuses, stock options, stock purchase, phantom stock, stock appreciation or other forms of incentive compensation or post-retirement compensation.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.


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     "ERISA  Affiliate"  means each entity which is treated as a single employer with Seller for purposes of Code Section 414.

     "Escrow Funds" shall mean that amount of cash equal to five percent (5%) of the Purchase Price plus US$175,000.

     "Governmental Entity" means any United States or Canadian federal, state or provincial court, arbitrational tribunal, administrative agency or commission or other governmental or regulatory authority or agency of the United States, Canada or other foreign country.

     "ICANN" means The Internet Corporation for Assigned Names and Numbers.

     "Intellectual Property" means all U.S. and foreign, whether proprietary or pursuant to license, as the case may be: (a) inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof; (b) registered and unregistered trademarks, service marks, trade dress, logos, trade names, and corporate names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith; (c) registered and unregistered copyrightable works and copyrights, and all applications, registrations, and renewals in connection therewith; (d) mask works and all applications, registrations, and renewals in connection therewith; (e) trade secrets and confidential business information (including research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, Customer Lists, pricing and cost information, and business and marketing plans and proposals to the extent that any of the foregoing constitute trade secrets or confidential information used in connection with the operation of the Business); (f) computer software programs (including data and related documentation); and (g) copies and tangible embodiments thereof (in whatever form or medium).

     "Knowledge" means actual knowledge after reasonable investigation. If not capitalized, "knowledge" means actual knowledge (with no duty of investigation).

     "Liability" means any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for Taxes.

     "Material Adverse Change" means a material adverse change in the financial condition, properties, assets (including the Acquired Assets), Liabilities, business, operations or results of operations of a Person, excluding any event, change or effect that primarily results from (1) the execution and delivery or announcement of this Agreement, (2) factors generally affecting the U.S. economy or financial markets or (3) factors generally affecting the industries in which such Person operates.


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     "Most Recent  Balance  Sheet" means  Seller's  balance  sheet as of May 31,
2001, appended hereto as Exhibit ___.

     "Most Recent Financial Statements" means Seller's Financial Statements appended hereto as Exhibit ___.

     "Multiemployer Plan" has the meaning set forth in ERISA Section 3(37).

     "Ordinary Course of Business" means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

     "Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a Governmental Entity (or any department, agency, or political subdivision thereof).

     "Purchase Price" shall mean the sum of the Closing Payment plus the value of the Assumed Liabilities.

     "Security Act" means the Securities Act of 1933 (as amended).

     "Securities Exchange Act" means the Securities Exchange Act of 1934 (as amended).

     "Security Interest" means any mortgage, pledge, lien, encumbrance, charge, or other security interest (whether arising by contract or operation of law).

     "Seller Material Adverse Change" means a material adverse change in the financial condition, properties, assets (including the Acquired Assets), Liabilities, business, operations or results of operations of Seller or its Subsidiaries, excluding any event, change or effect that primarily results from
(1) the execution and delivery or announcement of this Agreement, (2) factors generally affecting the U.S. economy or financial markets or (3) factors generally affecting the industries in which Seller and/or the Seller Subs operate.

     "Seller Material Adverse Effect" means any event, circumstance, condition, development or occurrence causing, resulting in or having a material adverse effect on the Acquired Assets or the business, financial condition, operations, results of operations or future prospects of Seller or its Subsidiaries; provided that such term shall not include effects resulting from (1) the execution and delivery or announcement of this Agreement, (2) factors generally affecting the U.S. economy or financial markets or (3) factors generally affecting the industries in which Seller and/or the Seller Subs operate.

     "Subsidiary" means any corporation with respect to which a specified Person (or a Subsidiary thereof) owns a majority of the common stock or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors.


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     "Tax" means any federal, state, provincial,  local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code Section
59A), customs duties, capital stock,  franchise,  profits,  withholding,  social
security  (or  similar),  unemployment,   disability,  real  property,  personal
property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

     "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

     "Third Party" means any Person or group (as such term is defined in the Securities Exchange Act) other than Buyer, Acquisition Sub, Seller, Seller Subs, Seller Shareholder or any Affiliate thereof.

     "Transferred Employees" shall mean those employees who are listed on Exhibit ___ and who accept employment with Buyer or Acquisition Sub, as the case may be.

2.  PURCHASE OF ASSETS.

     (a) Purchase and Sale of Assets. Upon and subject to the terms and conditions of this Agreement, Buyer and Acquisition Sub agree to purchase from Seller and Seller Subs, and Seller and Seller Subs agree to sell, transfer, convey, and deliver to Buyer and Acquisition Sub, all of the Acquired Assets and Assumed Liabilities at the Closing in consideration of payment of the Purchase Price by Buyer to Seller as provided herein.

     (b) Assumption of Liabilities. Upon and subject to the terms and conditions of this Agreement, Buyer agrees to assume and become responsible for all of the Assumed Liabilities at the Closing. Buyer will not assume or have any responsibility, however, with respect to any other obligation or Liability of Seller and/or Seller Subs not included within the definition of Assumed Liabilities.

     (c) Allocation. The Parties agree to allocate the Purchase Price (and all other capitalizable costs) in accordance with the allocation schedule attached hereto as Exhibit ___; each of the Parties agrees to file their respective tax returns and filings on a basis that is consistent with the allocations contained in Exhibit ___.

     (d) The Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Piper Marbury Rudnick & Wolfe LLP, 1850 Centennial Park Drive, Suite 610, Reston, Virginia, commencing at 10:00 a.m. local time on June 15, 2001, or, if all of the conditions to the obligations of the Parties to consummate the transactions contemplated hereby have not been satisfied or waived by such date, on such mutually agreeable later date as soon as practicable after the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the transactions contemplated hereby, but in no event later than June 18, 2001 (the "Closing Date"). All rights, title and interests in and to the Acquired Assets and Assumed Liabilities shall pass from Seller and the Seller Subs, as the case may be, to the Acquisition Sub at 11:59:00 p.m. PST on the Closing Date.


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     (e) Deliveries at the Closing.  At the Closing:  (A) Seller and Seller Subs
will deliver to Buyer and Acquisition Sub the various certificates, instruments, and documents referred to in Section 6(b) below; (B) Seller and/or Seller Subs will execute, acknowledge (if appropriate), and deliver to Buyer and/or Acquisition Sub (1) assignments (including real property and Intellectual Property transfer documents) as expressly described herein in the forms attached hereto as Exhibits _____ through _____ and (2) such other instruments of sale, transfer, conveyance, and assignment as Buyer and its counsel reasonably may request; (C) except as otherwise provided in Section 2(__), below, Buyer will deliver to Seller the Closing Payment and various certificates, instruments, and documents referred to in Section 6(c) below (D) Buyer and/or Acquisition Sub will execute, acknowledge (if appropriate), and deliver to Seller and/or Seller Subs (1) an assumption in the form attached hereto as Exhibit ___ and (2) such other instruments of assumption as Seller and its counsel reasonably may request; and (E) subject to and in accordance with the provisions of Article 8 hereof, the Buyer shall cause to be delivered to the Escrow Agent (as defined in Section 8(b)) the Escrow Funds. The Escrow Funds shall be held in escrow and shall be available to compensate the Buyer for certain damages as provided in
Section 8(a) and Article 6. To the extent not used for such purposes, the Escrow Funds shall be released as provided in Article 8.

     (f) Further Assurances. At any time and from time to time after the Closing, at Buyer's request and without further consideration, Seller, Seller Subs and Seller Shareholder shall promptly execute and deliver such instruments of sale, transfer, conveyance, assignment, license and confirmation, and take such action, and provide such advice, as Buyer may reasonably request to more effectively transfer, convey and assign to Buyer and/or Acquisition Sub, and to confirm Buyer's and/or Acquisition Sub's title to, all of the Acquired Assets and Assumed Liabilities, to put Buyer and/or Acquisition Sub in actual possession and operating control thereof and all rights with respect thereto and to carry out the purpose and intent of this Agreement.

     (g) Taxes. Buyer shall be liable for and shall pay all provincial sales tax and goods and services tax and registration charges and transfer fees properly payable upon and in connection with sale and transfer of the assets by the Seller and the Seller Subs to the Purchaser.

     The Purchase Price will be reduced by an amount equivalent to the sum of all Canadian Federal Goods and Services Taxes, provincial Social Services Taxes, US sales and use taxes, if any, required to be paid with respect to the sale or transfer of the Acquired Assets; provided, however, that such amount shall not exceed US$10,000. All recording costs and filing fees, if any, required to be paid with respect to the sale or transfer of the Acquired Assets will be paid by the Buyer. The Parties acknowledge that it is their intention that the transactions contemplated herein be treated as a taxable transaction for all purposes under the code and not as a "tax-free reorganization" under Section 368 of the Code.



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

     (h) Notwithstanding any provision to the contrary contained herein, the Buyer shall withhold payment of $350,000 of the Purchase Price which shall be released to Seller upon satisfactory completion and/or resolution of all of the following conditions precedent: (i) completion of Buyer's satisfactory review of Partner Contracts which shall be completed by Buyer within 30 business days from the earlier of (A) the Closing Date or (B) the date upon which Seller delivers all of the partner agreements to Buyer, (ii) Buyer's receipt of all consents required to assign Contracts listed in Section ___ of the Disclosure Schedule, and (iii) receipt of satisfactory evidence of satisfaction of all outstanding tax liabilities which could result in the attachment of Liens upon any of the Acquired Assets.

3. REPRESENTATIONS AND WARRANTIES OF SELLER, SELLER SUB AND SELLER SHAREHOLDER.

     Each of Seller, Seller Subs and Seller Shareholder represent and warrant to Buyer and Acquisition Sub that the statements contained in this Article 3 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Article 3), except as set forth in the disclosure letter accompanying this Agreement and initialed by the Parties (the "Disclosure Letter"). The Disclosure Letter will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Article 3.

     (a) Organization of Seller and Seller Subs. Seller is a corporation duly organized, validly existing and in corporate and tax good standing under the laws of the State of California; Seller Subs is a corporation duly organized, validly existing and in corporate and tax good standing under the laws of Canada. Each of Seller and Seller Subs is duly qualified to conduct business and is in corporate and tax good standing under the laws of each jurisdiction in which the nature of its businesses or the ownership or leasing of its properties requires such qualification, except where the lack of such qualification would not give rise to a Seller Material Adverse Effect. Each of Seller and Seller Subs has the corporate power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it. Each of Seller and Seller Subs has furnished or made available to Buyer true and complete copies of its Articles of Incorporation and By-laws. Neither Seller nor Seller Subs is in default under or in violation of any provision of its Articles of Incorporation or By-laws.

     (b) Capitalization. (i) The authorized capital stock of Seller consists of 70,000,000 shares of common stock, of which 20,000,000 shares are issued and outstanding, all of which are validly issued, fully paid and nonassessable and 30,000,000 shares of preferred stock, of which no shares are issued or outstanding (the "Seller Stock"). No shares of Seller Stock are held in Seller's treasury. There are no obligations, contingent or otherwise, of Seller to repurchase, redeem or otherwise acquire any shares of Seller Stock. There are no equity securities of any class of Seller, or any security exchangeable into or exercisable for such equity securities, issued, reserved for issuance or outstanding. There are no outstanding options, warrants, equity securities, calls, rights, commitments or agreements of any character to which Seller is a party or by which it is bound (x) obligating Seller to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of Seller Stock or
(y) obligating Seller to grant, extend, accelerate the vesting of or enter into any such option, warrant, equity security, call, right, commitment or agreement; and (iii) to the Knowledge of Seller, there are no voting trusts, proxies or other agreements or understandings with respect to the shares of Seller Stock.

     (ii) The authorized capital stock of IDR Canada consists of 1,000,000 shares of Class A common stock, of which 200 shares are issued and outstanding and 1,000,000 shares of Class B common stock, of which 200 shares are issued and outstanding, all of which are validly issued, fully paid and nonassessable (the "IDR Canada Stock"). No shares of IDR Canada Stock are held in IDR Canada's treasury. There are no obligations, contingent or otherwise, of IDR Canada to repurchase, redeem or otherwise acquire any shares of IDR Canada Stock. There are no equity securities of any class of IDR Canada, or any security exchangeable into or exercisable for such equity securities, issued, reserved for issuance or outstanding. There are no outstanding options, warrants, equity securities, calls, rights, commitments or agreements of any character to which IDR Canada is a party or by which it is bound (x) obligating IDR Canada to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of IDR Canada Stock or (y) obligating IDR Canada to grant, extend, accelerate the vesting of or enter into any such option, warrant, equity security, call, right, commitment or agreement; and (z) to the Knowledge of IDR Canada, there are no voting trusts, proxies or other agreements or understandings with respect to the shares of IDR Canada Stock.

     (iii) The authorized capital stock of Domainstore.com consists of __________ shares of common stock, of which _____ shares are issued and outstanding, all of which are validly issued, fully paid and nonassessable (the "Domainstore.com Stock"). No shares of Domainstore.com Stock are held in Domainstore.com's treasury. There are no obligations, contingent or otherwise, of Domainstore.com to repurchase, redeem or otherwise acquire any shares of Domainstore.com Stock. There are no equity securities of any class of
Domainstore.com, or any security exchangeable into or exercisable for such equity securities, issued, reserved for issuance or outstanding. There are no outstanding options, warrants, equity securities, calls, rights, commitments or agreements of any character to which Domainstore.com is a party or by which it is bound (x) obligating Domainstore.com to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of Domainstore.com Stock or (y) obligating Domainstore.com to grant, extend, accelerate the vesting of or enter into any such option, warrant, equity security, call, right, commitment or agreement; and (z) to the Knowledge of Domainstore.com, there are no voting trusts, proxies or other agreements or understandings with respect to the shares of Domainstore.com Stock.

     (iv) The authorized capital stock of Bulkreserve.com consists of __________ shares of common stock, of which _____ shares are issued and outstanding, all of which are validly issued, fully paid and nonassessable (the "Bulkreserve.com Stock"). No shares of Bulkreserve.com Stock are held in Bulkreserve.com's treasury. There are no obligations, contingent or otherwise, of Bulkreserve.com to repurchase, redeem or otherwise acquire any shares of Bulkreserve.com Stock. There are no equity securities of any class of Bulkreserve.com, or any security exchangeable into or exercisable for such equity securities, issued, reserved for issuance or outstanding. There are no outstanding options, warrants, equity securities, calls, rights, commitments or agreements of any character to which Bulkreserve.com is a party or by which it is bound (x) obligating Bulkreserve.com to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of Bulkreserve.com Stock or (y) obligating Bulkreserve.com to grant, extend, accelerate the vesting of or enter into any such option, warrant, equity security, call, right, commitment or agreement; and
(z) to the Knowledge of Bulkreserve.com, there are no voting trusts, proxies or other agreements or understandings with respect to the shares of Bulkreserve.com Stock.

     (c) Authorization of Transaction. Each of Seller, Seller Subs and/or Seller Shareholder has the corporate power and authority to execute and deliver this Agreement and the Ancillary Agreements and to perform its obligations hereunder and thereunder. The execution and delivery of this Agreement and the Ancillary Agreements, the sale of the Acquired Assets, the performance by Seller, Seller Subs and/or Seller Shareholder of their obligations under this Agreement and the Ancillary Agreements and the consummation by Seller, Seller Subs and/or Seller Shareholder of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate and shareholder action on the part of Seller, Seller Subs and/or Seller Shareholder. This Agreement and the Ancillary Agreements constitute the valid and legally binding obligation of Seller, Seller Subs and/or Seller Shareholder, enforceable in accordance with their respective terms and conditions.

     (d) Noncontravention. Neither the execution and delivery of this Agreement or the Ancillary Agreements by any of Seller, Seller Subs and/or Seller
Shareholder, nor the consummation by Seller, Seller Subs and/or Seller Shareholder of the transactions contemplated hereby and thereby, including delivery of the Acquired Assets and Assumed Liabilities and the assignments and assumptions referred to in Section 2, above, will (i) conflict with or violate any provision of the Articles of Incorporation or By-laws of Seller, Seller Subs and/or Seller Shareholder; (ii) require on the part of Seller, Seller Subs and/or Seller Shareholder any filing with, or any permit, authorization, consent or approval of, any Governmental Entity; (iii) conflict with, result in a breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require notice, consent or waiver under, any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, Security Interest or other arrangement to which any of Seller, Seller Subs and/or  Seller  Shareholder  is a party or by which any of Seller,  Seller  Subs and/or Seller Shareholder is bound or to which any of the Acquired Assets is subject; (iv) result in the imposition of a Security Interest upon any of the Acquired Assets; or (v) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Seller and/or Seller Shareholder or any of the Acquired Assets except where such violation, conflict, breach, default, acceleration, termination, modification, cancellation, failure to give notice, or Security Interest would not give rise to a Seller Material Adverse Effect.

     (e) Brokers' Fees. Neither Seller nor Seller Subs has any Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement or the Ancillary Agreements.

     (f) Title to and Sufficiency of Assets. (i) Each of Seller and Seller Subs has good and marketable title to, or a valid leasehold interest in, the properties and assets used by it, located on its premises, or shown on the Most Recent Balance Sheet or acquired after the date thereof, free and clear of all Security Interests, except for properties and assets disposed of in the Ordinary Course of Business since the date of the Most Recent Balance Sheet. Without limiting the generality of the foregoing, each of Seller and Seller Subs has good and marketable title to, and/or (as to material Intellectual Property) has the right to use pursuant to a license, all of the Acquired Assets, free and clear of any Security Interest or restriction on transfer.

     (ii) The Acquired Assets constitute, and on the Closing Date will constitute, all of the assets or property useful and/or necessary in the operation of the Business as such Business has been operated by Seller and the Seller Subs up to the Closing Date.

     (iii) Upon consummation of the transactions contemplated herein, Buyer will have acquired good and marketable and exclusive title in and to, or a valid leasehold interest in, each of the Acquired Assets, free and clear of all Security Interests.

     (g) Subsidiaries. Except as disclosed on Schedule 3(g), neither Seller nor Seller Subs has any direct or indirect subsidiaries or any other equity interest in any other firm, corporation, partnership, joint venture, association or other business organization.

     (h) Financial Statements and Condition. (i) Attached as Exhibits and ___, respectively, are Seller's and Seller Subs': (A) audited balance sheet and statements of operations, changes in shareholders' equity and cash flows for the fiscal years ended July 31, 1999 and July 31, 2000; and (B) unaudited balance sheet, statement of operations, statement of results and statement of cash flows as of May 31, 2001. Such financial statements (collectively, the "Financial Statements") have been prepared in accordance with (a) United States generally accepted accounting principles ("GAAP") with respect to the Seller and (b)
Canadian GAAP with respect to the Seller Subs, each applied on a consistent basis throughout the periods covered thereby, fairly and accurately present the financial condition, results of operations and cash flows of Seller and Seller Subs as of the respective dates thereof and for the periods referred to therein and are consistent with the books and records of Seller and Seller Subs, provided, however, that the Financial Statements referred to in clause (ii) above are subject to normal recurring year-end adjustments (which, to Seller's and Seller Subs' knowledge, will not in the aggregate be material) and do not include footnotes.

     (ii) Each of the Seller, Seller Subs and the Seller Shareholder has assets sufficient to discharge all of its debts and both presently is, and, at the time of Closing, will be, capable of timely discharge of its debts as they come due.

     (i) Events Subsequent to Most Recent Fiscal Year End. Since December 31, 2000, there has not been any Seller Material Adverse Change. Without limiting the generality of the foregoing, since that date:

     (i) Neither Seller nor Seller Subs has sold, leased, transferred, or assigned any of its assets, tangible or intangible, other than for a fair consideration in the Ordinary Course of Business;

     (ii) Neither Seller nor Seller Subs has entered into any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) outside the Ordinary Course of Business;

     (iii) No party (including Seller and Seller Subs) has accelerated, terminated, modified, or cancelled any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses), to which Seller or Seller Subs is a party or by which Seller and/or Seller Subs is bound except where any such action would not constitute a Seller Material Adverse Effect;

     (iv) Neither Seller nor Seller Subs has imposed any Security Interest upon any of its assets, tangible or intangible, except (a) conditional sales or similar Security Interests granted in connection with the purchase of equipment or supplies in the Ordinary Course of Business, (b) assessments for current taxes not yet due and payable, (c) landlord's liens for rental payments not yet due and payable, and (d) mechanics', materialmen's, carriers' and other similar statutory liens securing indebtedness that is in the aggregate less than $25,000, was incurred in the Ordinary Course of Business and is not yet due and payable;

     (v) Neither Seller nor Seller Subs has made any capital expenditure (or series of related capital expenditures) outside the Ordinary Course of Business;

     (vi) Neither Seller nor Seller Subs has made any capital investment in, any loan to, or any acquisition of the securities or assets of, any other Person (or series of related capital investments, loans, and acquisitions) outside the Ordinary Course of Business;

     (vii) Neither Seller nor Seller Subs has issued any note, bond, or other debt security or created, incurred, assumed, or guaranteed any indebtedness for borrowed money or capitalized lease obligation either involving more than $5,000 individually or $15,000 in the aggregate;

     (viii) Neither Seller nor Seller Subs has delayed or postponed the payment of accounts payable and other Liabilities outside the Ordinary Course of Business;

     (ix) Neither Seller nor Seller Subs has cancelled, compromised, waived, or released any right or claim (or series of related rights and claims) outside the Ordinary Course of Business;

     (x) Except as disclosed on Schedule 3(n)(iii)(A), neither Seller nor Seller Subs has granted any license or sublicense of any rights under or with respect to any Intellectual Property;

     (xi) There has been no change made or authorized in Seller's or Seller Subs' Articles of Incorporation or By-laws;

     (xii) Neither Seller nor Seller Subs has issued, sold, or otherwise disposed of any of its capital stock, or granted any options, warrants, or other rights to purchase or obtain (including upon conversion, exchange, or exercise) any of its capital stock;

     (xiii) Neither Seller nor Seller Subs has declared, set aside, or paid any dividend or made any distribution with respect to its capital stock (whether in cash or in kind) or redeemed, purchased, or otherwise acquired any of its capital stock;

     (xiv)  Neither  Seller  nor  Seller  Subs  has   experienced   any  damage,
destruction, or loss (whether or not covered by insurance) to its property;

     (xv) Neither Seller nor Seller Subs has made any loan to, or entered into any other transaction with, any of its directors, officers, and employees outside the Ordinary Course of Business;

     (xvi) Except as disclosed on Schedule 3(i)(xvi), neither Seller nor Seller Subs has entered into any employment contract or collective bargaining agreement, written or oral, or modified the terms of any such existing contract or agreement;

     (xvii) Neither Seller nor Seller Subs has granted any increase in the base compensation of any of its directors, officers, and employees outside the Ordinary Course of Business;

     (xviii) Neither Seller nor Seller Subs has adopted, amended, modified, or terminated any bonus, profit-sharing, incentive, severance, or other plan, contract, or commitment for the benefit of any of its directors, officers, and employees (or taken any such action with respect to any other Employee Benefit
Plan);

     (xix) Neither Seller nor Seller Subs has made any other change in employment terms for any of its directors, officers, and employees outside the Ordinary Course of Business;

     (xx) Neither Seller nor Seller Subs has made or pledged to make any charitable or other capital contribution outside the Ordinary Course of Business;

     (xxi) Neither Seller nor Seller Subs has paid any amount to any Third Party with respect to any Liability or obligation (including any costs and expenses Seller and/or Seller Subs has incurred or may incur in connection with this Agreement and the transactions contemplated hereby) which would not constitute an Assumed Liability if in existence as of the Closing;

     (xxii) There has not been any other material occurrence, event, incident, action, failure to act, or transaction outside the Ordinary Course of Business involving Seller and/or Seller Subs; and

     (xxiii) Neither Seller nor Seller Subs has entered into an agreement or otherwise committed to any of the foregoing.

     (j) Undisclosed Liabilities. Neither Seller nor Seller Subs has any Liability (and there is no Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against any of them giving rise to any Liability), except for (i) Liabilities set forth, accrued or reserved against on the face of the Most Recent Balance Sheet (rather than in any notes thereto); (ii) Liabilities which have arisen since the date of the Most Recent Balance Sheet in the Ordinary Course of Business (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement, or violation of law); (iii) contractual or statutory liabilities incurred in the Ordinary Course of Business which are not required by US or Canadian GAAP, as applicable, to be reflected on a balance sheet and (iv) all indebtedness and other obligations set forth in Section 3(j) of the Disclosure Letter.

     (k) Legal Compliance. Each of Seller and Seller Subs has complied with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, provincial, local, and foreign governments, or of any Governmental Entity, including, without limitation, ICANN and other applicable regulatory agencies, and to the Knowledge of Seller or Seller Shareholder, no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand or notice has been filed or commenced against Seller alleging any failure so to comply, nor is Seller aware of any facts or circumstances which could reasonably be expected to lead to any such action suit, proceeding, hearing, investigation, charge, complaint, claim, demand or notice. Section 3(k) of the Disclosure Letter contains a list of all permits necessary for the operation of the Business with expiration dates, if any.

     (l) Tax Matters. (i) Each of Seller and Seller Subs has timely (taking into account extensions of time to file) filed all Tax Returns that it was required to file. All such Tax Returns were true, correct and complete in all material respects. All Taxes owed by Seller and Seller Subs, or for which Seller or Seller Subs may be liable (whether or not shown on any Tax Return) have been timely paid. Neither Seller nor Seller Subs is currently the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made by an authority in a jurisdiction where Seller or Seller Subs does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. Taxes accrued since the date of the most recent Tax Returns are reflected in the most recent Financial Statements. There are no Security Interests on any of the assets of Seller or Seller Subs that arose in connection with any failure (or alleged failure) to pay any Tax.

     (ii) Each of Seller and Seller Subs has withheld or collected and paid or deposited in accordance with law all Taxes required to have been withheld or collected and paid or deposited in connection with amounts paid or owing to any employee, independent contractor, creditor, shareholder, or other Third Party.

     (iii) No stockholder or director or officer (or employee responsible for Tax matters) of Seller or Seller Subs expects any authority to assess any additional Taxes for any period for which Tax Returns have been filed. There is no dispute or claim concerning any Tax Liability of Seller or Seller Subs either
(A) claimed or raised by any authority in writing or (B) as to which Seller or Seller Subs and their respective directors and officers (and employees responsible for Tax matters) has Knowledge. Each of Seller and Seller Subs has delivered to Buyer correct and complete copies of all Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by Seller or Seller Subs since July31, 1998. No examination or audit of any Tax Return of Seller or Seller Subs by any Governmental Entity is currently in progress or, to the Knowledge of Seller or Seller Subs, threatened or contemplated.

     (iv) All Tax Returns filed or required to be filed by Seller and/or Seller Subs have been delivered to the Internal Revenue Service or other appropriate taxing authority, or closed by the applicable statute of limitations, for all years through July 31, 2000. Neither Seller nor Seller Subs has waived any statute of limitations in respect of Taxes or agreed to any extension of time nor has any such waiver or extension been required with respect to a Tax assessment or deficiency. The unpaid Taxes of Seller and Seller Subs (A) did not, as of the date of the end of Seller's and Seller Subs' respective most recent fiscal year, exceed the reserve for Tax Liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the Seller Most Recent Balance Sheet (rather than in any notes thereto) and (B) do not exceed such reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of Seller or Seller Subs, as the case may be, in filing their Tax Returns.

     (v) None of the Assumed Liabilities is an obligation to make a payment that will not be deductible under Code Section 280G. Seller has not taken any position on its federal income Tax Returns that could give rise to a substantial understatement of federal income Tax within the meaning of Code Section 6662. Seller is not a party to any Tax allocation or sharing agreement. Seller (A) has not been a member of an affiliated group (within the meaning of Code Section 1504(a)) filing a consolidated federal income Tax Return (other than a group the common parent of which was Seller) or (B) does not have any Liability for the Taxes of any Person (other than Seller) under Reg. Section 1.1502-6 (or any similar provision of state, provincial, local, or foreign law), as a transferee or successor, by contract, or otherwise.

     (vi) No taxing authority has raised any issues with respect to Taxes that, by the application of similar principles, might result in the issuance of a notice of deficiency or similar notice of intention to assess Taxes by any taxing authority.

     (vii) Seller has not taken any action that would have the effect of deferring any liability for Taxes from any taxable period ending on or before the Closing Date to any taxable period ending thereafter.

     (viii) IDR Canada hereby  represents and warrants that the Acquired  Assets
(i) are sufficient to constitute a separate business or part of a business; (ii) were being used, immediately prior to the Closing Date, by IDR Canada to operate the Business as a business or separate business; and (iii) comprise all or substantially all of the property necessary to carry on the Business. This representation and warranty is being made for the purposes of the section 167 of the Canadian Excise Tax Act ("ETA").

     (ix) IDR Canada is a Canadian federally incorporated company and is not a "non-resident" of Canada for purposes of the Canadian Income Tax Act.

     (x) No Canadian withholding taxes, are owing or may become owing as of the transfer of the Acquired Assets as a result of an assessment or reassessment on the transactions contemplated herein.

     (m) Real Property. (i) Neither Seller nor Seller Subs owns any real property.

     (ii) Section 3(m)(ii) of the Disclosure Letter lists and describes briefly all real property leased or subleased to Seller and Seller Subs. Each of Seller and Seller Subs has delivered to Buyer and the Acquisition Sub correct and complete copies of the leases and subleases listed in Section 3(m)(ii) of the Disclosure Letter (as amended to date). With respect to each lease and sublease listed in Section 3(m)(ii) of the Disclosure Letter which is included in the Acquired Assets:

     (A) the lease or sublease is legal, valid, binding, enforceable, and in full force and effect;

     (B) the lease or sublease will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby (including the assignments and assumptions referred to in Article 2, above);

     (C) no party to the lease or sublease is in breach or default, and no event has occurred which, with notice or lapse of time, would constitute a breach or default or permit termination, modification, or acceleration thereunder;

     (D) no party to the lease or sublease has repudiated any provision thereof;

     (E) there are no disputes, oral agreements, or forbearance programs in effect as to the lease or sublease;

     (F) with respect to each sublease, the representations and warranties set forth in subsections (A) through (E) above are true and correct with respect to the underlying lease;

     (G) neither Seller nor Seller Subs has assigned, transferred, conveyed, mortgaged, deeded in trust, or encumbered any interest in the leasehold or subleasehold;

     (H) all facilities leased or subleased thereunder have received all approvals of governmental authorities (including licenses and permits) required in connection with the operation thereof and have been operated and maintained in accordance with applicable laws, rules, and regulations;

     (I) all facilities leased or subleased thereunder are supplied with utilities and other services necessary for the operation of such facilities; and

     (J) the owner of the facility leased or subleased has good and marketable title to the parcel of real property, free and clear of any Security Interest, easement, covenant, or other restriction, except for installments of special easements not yet delinquent and recorded easements, covenants, and other restrictions which do not impair the current use, occupancy, or value, or the marketability of title, of the property subject thereto.

     (n) Intellectual Property. (i) Each of Seller and Seller Subs, as the case may be, owns or has the right to use pursuant to license, sublicense, agreement or permission all Intellectual Property necessary for the operation of the Business as presently conducted and as presently proposed to be conducted. Each item of Intellectual Property owned or used under license by Seller and/or Seller Subs immediately prior to the Closing hereunder, including without limitation, any shared licenses will be owned or available for use by Buyer and/or Acquisition Sub on identical terms and conditions immediately subsequent to the Closing hereunder. Each of Seller and Seller Subs has taken all necessary action to maintain and protect its rights in each item of Intellectual Property that it owns or uses.

     (ii) Neither Seller nor Seller Subs has infringed upon or misappropriated any Intellectual Property rights of Third Parties, and none of the directors and officers (and employees with responsibility for Intellectual Property matters) of Seller or Seller Subs has ever received any charge, complaint, claim, demand, or notice alleging any such infringement or misappropriation(including any claim that Seller and/or Seller Subs must license or refrain from using any Intellectual Property rights of any Third Party). To the Knowledge of any of the directors and officers (and employees with responsibility for Intellectual Property matters) of Seller and/or Seller Subs, no Third Party has infringed upon or misappropriated any Intellectual Property rights of Seller and/or Seller Subs.

     (iii) Section 3(n)(iii) of the Disclosure Letter identifies each patent or registration which has been issued to Seller and Seller Subs with respect to any of their respective Intellectual Property, identifies each pending patent application or pending application for registration which Seller and Seller Subs has made with respect to any of its Intellectual Property, and identifies each license or sublicense which Seller and/or Seller Subs has granted to any Third Party with respect to any of its Intellectual Property (together with any material exceptions, whether oral or written). Each of Seller and Seller Subs has delivered to Buyer and Acquisition Sub correct and complete copies of all such patents, registrations, applications, licenses and sublicenses (as amended to date). Section 3(n)(iii) of the Disclosure Letter also identifies each trade name or unregistered trademark used by Seller and/or Seller Subs in connection with the Businesses. With respect to each item of Intellectual Property required to be identified in Section 3(n)(iii) of the Disclosure Letter:

     (A) Except as disclosed on Schedule 3(n)(iii)(A), Seller and/or Seller Subs possesses all right, title, and interest in and to the item, free and clear of any Security Interest, license or other restriction;

     (B) the item is not subject to any outstanding injunction, judgment, order, decree, ruling or charge;

     (C) no action, suit, proceeding, hearing, investigation, complaint, or claim is pending or, to the Knowledge of any directors and officers (and employees with responsibility for Intellectual Property matters) of Seller and Seller Subs, is threatened which challenges any of the Seller's or Seller Subs' use or ownership of the item; and

     (D) Neither Seller nor Seller Subs has ever agreed to indemnify any Person for or against any infringement or misappropriation with respect to the item.

     (iv) Section 3(n)(iv) of the Disclosure Letter identifies each item of Intellectual Property that any Third Party owns and that Seller and/or Seller Subs uses pursuant to license or, sublicense, other than "shrink-wrap" or "off the shelf" software. Each of Seller and Seller Subs has delivered to Buyer correct and complete copies of all such licenses and sublicenses (as amended to date). With respect to each item of Intellectual Property required to be identified in Section 3(n)(iv) of the Disclosure Letter:

     (A) the license or, sublicense is legal, valid, binding, enforceable, and the license or sublicense is in full force and effect;

     (B) the license or sublicense will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby (including the assignments and assumptions referred to in Section 2 above);

     (C) no party to the license or sublicense is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default or permit termination, modification, or acceleration thereunder;

     (D) no party to the license or sublicense has repudiated any provision thereof;

     (E) with respect to each sublicense, the representations and warranties set forth in subsections (A) through (D) above are true and correct with respect to the underlying license;

     (F) neither Seller's nor Seller Subs' use of the item is subject to any outstanding injunction, judgment, order, decree, ruling, or charge;

     (G) no action, suit, proceeding, hearing, investigation, complaint, or claim is pending or is threatened which challenges the legality, validity, or enforceability of the underlying item of Intellectual Property; and

     (H) neither Seller nor Seller Subs has granted any sublicense or similar right with respect to the license or sublicense.

     (v) To the Knowledge of any of the directors, officers and employees with responsibility for Intellectual Property matters of Seller and/or Seller Subs, neither Seller nor Seller Subs will interfere with, infringe upon or misappropriate any Intellectual Property rights of Third Parties as a result of the continued enjoyment of the Acquired Assets as presently conducted and as presently proposed to be conducted.

     (o) Tangible Assets. Each of Seller and Seller Subs owns or leases all equipment and other tangible assets necessary for the conduct of the Business as presently conducted and as presently proposed to be conducted. Each such tangible asset is free from defects (patent and latent), has been maintained in accordance with normal industry practice, is in good operating condition and repair (subject to normal wear and tear), and is suitable for the purposes for which it presently is used and presently is proposed to be used.

     (p) Contracts. Section 3(p) of the Disclosure Letter lists the following contracts and other agreements, whether or not reduced to writing, to which Seller and/or Seller Subs is a party:

     (i) any agreement (or group of related agreements) for the lease of personal property to or from any Person providing for lease payments in excess of $10,000 per annum;

     (ii) any agreement (or group of related agreements) for the purchase or sale of services, supplies, products or other personal property, including without limitation, all customer contracts for the provision of domain name registration and maintenance, or for the furnishing or receipt of services, the performance of which will extend over a period of more than one year, the cancellation or termination of which would give rise to a Seller Material Adverse Effect, or which involves consideration in excess of $10,000, including all agreements with merchants and banks;

     (iii) any agreement concerning a partnership or joint venture;

     (iv) any agreement (or group of related agreements) under which it has created, incurred, assumed, or guaranteed any indebtedness for borrowed money, or any capitalized lease obligation, in excess of $10,000 or under which it has imposed a Security Interest on any of its assets, tangible or intangible;

     (v) any agreement imposing duties of confidentiality or noncompetition on Seller and/or Seller Subs;

     (vi) any agreement involving the Seller Shareholder and its Affiliates (other than Seller and/or Seller Subs);

     (vii) any profit sharing, stock option, stock purchase, stock appreciation, deferred compensation, severance, or other material plan or arrangement for the benefit of its current or former directors, officers, and employees;

     (viii) any agreement for the employment of any individual on a full-time, part-time, consulting, or other basis providing annual compensation in excess of $10,000 or providing severance benefits and any such agreement with any officer or director of Seller and/or Seller Subs;

     (ix) any agreement under which it has advanced or loaned any amount to any of its directors, officers and employees;

     (x) any agreement under which the consequences of a default or termination would have a Seller Material Adverse Effect; or

     (xi) any joint marketing agreements, merchant agreements and reseller agreements; or

     (xii) any other agreement (or group of related agreements) the performance of which involves consideration in excess of $10,000.

Each of Seller and Seller Subs has delivered to Buyer and Acquisition Sub a correct and complete copy of each written agreement listed in Section 3(p) of the Disclosure Letter (as amended to date). Neither Seller nor Seller Subs is party to any oral contracts that would fall within any of the criteria listed in subsection 3(p)(i) through (xii). With respect to each such agreement: (A) the agreement is legal, valid, binding, enforceable and in full force and effect;
(B) the agreement will continue to be legal, valid, binding, enforceable and in full force and effect on identical terms following the consummation of the transactions contemplated hereby (including the assignments and assumptions referred to in Section 2 above); (C) no party is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default, or permit termination, modification, or acceleration, under the agreement; and (D) no party has repudiated any provision of the agreement.

     (q) Notes and Accounts Receivable. All notes and accounts receivable of Seller and Seller Subs are reflected properly on Seller's or Seller Subs' books and records, as the case may be, are valid receivables subject to no setoffs or counterclaims, are current and collectible, and will be collected in accordance with their terms at their recorded amounts, subject only to the reserve for bad debts set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of Seller and/or Seller Subs.

     (r) Powers of Attorney. There are no outstanding powers of attorney executed on behalf of Seller or Seller Subs.

     (s) Insurance. Each of Seller and Seller Subs is covered by the insurance policies listed in Section 3(s) of the Disclosure Letter (including directors and officers insurance) true and complete copies of which have been provided to Buyer and Acquisition Sub. With respect to each such insurance policy: (A) the policy is legal, valid, binding, enforceable, and in full force and effect; (B) the policy will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby (including the assignments and assumptions referred to in Section 2 above); (C) none of Seller, Seller Subs or any other party to the policy is in breach or default (including with respect to the payment of premiums or the giving of notices), and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default, or permit termination, modification, or acceleration, under the policy; and (D) no party to the policy has repudiated any provision thereof. Each insurance policy is customary and reasonable in scope and amount for the businesses in which Seller and/or Seller Subs is engaged.

     (t) Litigation. Section 3(t) of the Disclosure Letter sets forth each action, suit, proceeding, hearing and investigation in which Seller and/or Seller Subs (i) is subject to any outstanding injunction, judgment, order, decree, ruling or charge or (ii) is a party or is threatened to be made a party to any action, suit, proceeding, hearing or investigation of, in, or before any court or quasi-judicial or administrative agency of any Governmental Entity (the "Pending Litigation"). None of the Pending Litigation is reasonably likely to result in a Seller Material Adverse Effect. None of the Pending Litigation is reasonably likely to be brought against Buyer and/or Acquisition Sub subsequent to Closing.

     (u) Employees. (i) Each of Seller and Seller Subs has provided Buyer with a written list of all its employees, including the annual rate of compensation for each employee. To the Knowledge of Seller and Seller Subs, no executive, key employee or group of employees has any plans to terminate employment with Seller or Seller Subs other than as contemplated by this Agreement. Neither Seller nor Seller Subs is a party to or bound by any collective bargaining agreement, nor has Seller or Seller Subs experienced any strikes, grievances, claims of unfair labor practices, or other collective bargaining disputes. Neither Seller nor Seller Subs has committed any unfair labor practice. None of the directors and officers (and employees with responsibility for employment matters) of Seller and/or Seller Subs has any Knowledge of any organizational effort presently being made or threatened by or on behalf of any labor union with respect to employees of Seller and/or Seller Subs.

     (ii) (A) Each of Seller and Seller Subs has provided Buyer and Acquisition Sub with a complete written list of all of its employees and, with respect to each employee listed in Exhibit ___, the material terms of employment and relevant information relating to each such employee including age, length of service, salary, position and any special circumstances which may affect severance such as the presence of any inducement;

     (B) with respect to the Transferred Employees, there are no written employment contracts , other than the employment contracts copies of which Seller and/or Seller Subs has provided to Buyer and Acquisition Sub;

     (C) with respect to the Transferred Employees, there are no undisclosed employment contracts or any oral contracts of employment which are not terminable on the giving of reasonable notice in accordance with applicable law;

     (D) neither Seller nor Seller Subs has any plans under which the Transferred Employees would be entitled to any benefits relating to retirement or retirement savings including, without limitation, pension plans, pensions or supplemental pensions, registered retirement savings plans or any other pension plans or retirement compensation arrangements [except for the statutory CPP Plan];

     (E) other than as set out in Exhibit ____, neither Seller nor Seller Subs has any policies that provide additional compensation to any of the Transferred Employees such as bonuses, incentive pay or compensation, performance compensation, deferred compensation, profit sharing, share options, employee loans or any other type of arrangement providing for compensation for benefits additional to base pay or salary;

     (F) each of Seller and Seller Subs has delivered to Buyer and Acquisition Sub a true and complete copy of any Employee Benefit Plan and except for such Employee Benefit Plans, there are no employment policies or plans that are binding upon Seller and/or Seller Subs with respect to the Transferred Employees; no such Employee Benefit Plan is subject to the requirements of ERISA and no Transferred Employee is covered under or otherwise eligible to participate in any Employee Benefit Plan of Seller Shareholder, or any other ERISA Affiliate, that is subject to ERISA;

     (G) none of the Transferred Employees is on short-term or long-term disability leave, extended absence or receiving benefits under workers' compensation legislation in the Province of British Columbia or any equivalent in any jurisdiction where Seller or Seller Subs carries on business;

     (H) each of Seller's and Seller Subs' business has been and is being operated in full compliance with all laws relating to its employees, including employment standards, occupational health and safety and human rights, and there are no claims or complaints nor, to the Knowledge of Seller and/or Seller Subs, are there any threatened claims or complaints, against Seller or Seller Subs pursuant to any such laws;

     (I) all assessments under workers' compensation or employment standards legislation in the Province of British Columbia or any equivalent in any jurisdiction where Seller and/or Seller Subs carries on business have been or shall have been by the Closing Date, paid by Seller and/or Seller Subs, as the case may be;

     (J) all employer and employee payments, contributions and premiums required to be remitted, paid to or in respect of each Employee Benefit Plan have been paid or remitted or shall have been paid or remitted by the Closing Date in accordance with the terms thereof;

     (K) all payroll deductions required by law to be made by Seller and/or Seller Subs in respect of its employees to the Closing Date shall have been made and have been or shall be remitted as and when required by law, along with all necessary contributions of Seller and/or Seller Subs as employer to the applicable Governmental Entity;

     (L) neither Seller nor Seller Subs is a party to and is not bound by any collective bargaining agreements or any agreement, certification or other relationship with a trade union or subject to any complaint by a trade union by which Buyer and/or Acquisition Sub shall be bound by virtue of acquiring the Acquired Assets and some of Seller's and/or Seller Subs' employees.

     (v) Intentionally Omitted.

     (w) Guaranties. Neither Seller nor Seller Subs is a guarantor or otherwise liable for any Liability or obligation (including indebtedness) of any other Person.

     (x) Environmental, Health and Safety Matters. Neither Seller nor Seller Subs is in violation of any applicable statute, law or regulation relating to the environment or occupational health and safety, and to its knowledge, no material expenditures are or will be required in order to comply with any such existing statute, law or regulation. No Hazardous Materials, as defined below, are used or have been used, stored, or disposed of by the Seller or Seller Subs or, to the Knowledge of Seller and/or Seller Subs, by any other person or entity on any property owned, leased or used by the Seller and/or Seller Subs. As used herein, the term "Hazardous Materials" shall mean (i) materials which are listed or otherwise defined as "hazardous" or "toxic" under any applicable local, state, federal and/or foreign laws and regulations that govern the existence and/or remedy of contamination on property, the protection of the environment from contamination, the control of hazardous wastes, or other activities involving hazardous substances, including building materials, or (ii) any petroleum products or nuclear materials.

     (y) Disclosure. No representation or warranty by Seller and/or Seller Subs contained in this Agreement, and no statement contained in any document, certificate or other instrument delivered to or on behalf of Seller and/or Seller Subs pursuant to this Agreement, contains any untrue statement of a material fact or omits to state any material fact necessary, in light of the circumstances under which it was made, to make the statements herein or therein not misleading, except that, with respect to any financial projections submitted to Buyer and/or Acquisition Sub, each of Seller and Seller Subs represents and warrants only that such projections were prepared in good faith based on reasonable assumptions.

     (z) Approval. The boards of directors of each of Seller and Seller Subs, at a meeting duly called and held, has by the unanimous vote of all directors (i) determined that the transaction contemplated by this Agreement is fair and in the best interests of Seller or Seller Subs, as the case may be, and its respective shareholder; (ii) adopted this Agreement in accordance with the provisions of applicable California or Canadian law, as the case may be; (iii) directed that this Agreement and the transactions contemplated hereby be submitted to its respective shareholder for its adoption and approval; and (iv) resolved to recommend that its shareholder vote in favor of the adoption of this Agreement and the transactions contemplated hereby.

     (aa) Customer Lists. Under all applicable laws, including but not limited to (i) Canadian and US privacy laws, and (ii) its posted privacy policy, each of Seller and Seller Subs has lawfully obtained and may lawfully transfer to Buyer and/or Acquisition Sub, as the case may be, all personal information of Seller's and Seller Subs' customers which are included in the Acquired Assets. All of the customers set forth on the Customer Lists have entered into and are bound by Seller's standard online forms of (i) Registration Agreement, (ii) Privacy Policy, (iii) Affiliate Partner Agreement, (iv) Referral Partner Agreement, and/or (v) Global Partner Agreement, as the case may be, each as available through Seller's website and attached hereto as Exhibit ____. The Customer Lists contain the names of all domain name end user customers related to the Business. The Customer Lists contain a minimum of 500,000 domain names and 300,000 generic top level domain name pre-registrations.

4. REPRESENTATIONS AND WARRANTIES OF BUYER AND ACQUISITION SUB

     Each of the Buyer and Acquisition Sub, jointly and severally, represents and warrants to Seller, Seller Subs and the Seller Shareholder that the statements contained in this Section 4 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 4).

     (a) Organization of Buyer. Each of Buyer and the Acquisition Sub is a corporation duly organized, validly existing and in corporate and tax good standing under the laws of the State of Delaware. Each of Buyer and the Acquisition Sub is duly qualified to conduct business and is in corporate and tax good standing under the laws of each jurisdiction in which the nature of its businesses or the ownership or leasing of its properties requires such qualification, except where the lack of such qualification would not give rise to a Buyer Material Adverse Effect. Each of Buyer and the Acquisition Sub has the corporate power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it. Each of Buyer and the Acquisition Sub has furnished or made available to Seller and the Seller Subs true and complete copies of its Certificate of Incorporation and By-laws. Neither Buyer nor the Acquisition Sub is in default under or in violation of any provision of its Certificate of Incorporation or By-laws, each as amended to date.

     (b) Authorization of Transaction. Each of Buyer and the Acquisition Sub has the corporate power and authority to execute and deliver this Agreement and the Ancillary Agreements and to perform its obligations hereunder and thereunder. The execution and delivery of this Agreement and the Ancillary Agreements, and subject to the performance by each of Buyer and the Acquisition Sub of this Agreement and the Ancillary Agreements and the consummation by Buyer and the Acquisition Sub of the transactions contemplated hereby and thereby have been duly and validly authorized by the necessary corporate and shareholder action on the part of Buyer and the Acquisition Sub. This Agreement and the Ancillary Agreements constitute the valid and legally binding obligations of Buyer and the Acquisition Sub, enforceable in accordance with their respective terms and conditions.

     (c) Noncontravention. Neither the execution and delivery of this Agreement and the Ancillary Agreements by Buyer and the Acquisition Sub, nor the consummation by Buyer and the Acquisition Sub of the transactions contemplated hereby and thereby, will (a) conflict with or violate any provision of the Certificate of Incorporation or By-laws of Buyer or the Acquisition Sub, (b) require on the part of Buyer or the Acquisition Sub any filing with, or any permit, authorization, consent or approval of, any Governmental Entity, (c) conflict with, result in a breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require notice, consent or waiver under, any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, Security Interest or other arrangement to which Buyer is a party or by which Buyer or the Acquisition Sub is bound, or (d) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Buyer or the Acquisition Sub except where such violation, conflict, breach, default, acceleration, termination, modification, cancellation, or failure to give notice would not give rise to a Buyer Material Adverse Effect.

     (d) Brokers' Fees. Neither Buyer nor the Acquisition Sub has any Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which Seller, Seller Subs or Seller Shareholder could become liable or obligated.

     (e) Financial Condition. Each of Buyer and the Acquisition Sub has assets sufficient to discharge all of its debts and presently is, and, at the time of Closing, will be, capable of timely discharge of its debts as they come due.

     (f) Further Assurances. At any time and from time to time after the Closing at Seller Shareholders' request and without further consideration, Buyer and Acquisition Sub shall promptly deliver such information, take such action, and provide such advice, as Seller Shareholder may reasonably request in order to prepare and complete the filing of Tax Returns for Seller and Seller Subs for any periods that are currently under an extension or that will be necessary for the dissolution of the Seller and any wholly-own subsidiaries.

5. COVENANTS.

The Parties hereby agree as follows.

     (a) General. Each of the Parties will use its best efforts, to the extent commercially reasonable, to take all action and to do all things necessary, proper or advisable to consummate the transactions contemplated by this Agreement.

     (b) Notices and Consents. Each of the Parties shall use its respective best efforts to obtain, at its own expense, all waivers, permits, consents, approvals or other authorizations from third parties and Governmental Entities, and to effect all such registrations, filings and notices with or to Third Parties and Governmental Entities, as may be required by or with respect to such Party in connection with the transactions contemplated by this Agreement. Without limiting the foregoing, Seller and/or Seller Shareholder shall prepare and deliver to ICANN a letter regarding transfer of Seller's ICANN accreditation under Seller's November 10, 1999 ICANN Registrar Accreditation Agreement ("ICANN Agreement") from Seller to Buyer.

     (c) Employment Offers. Buyer and/or Acquisition Sub shall extend a written offer of employment, effective immediately on the close of the sale of assets and assumption of liability hereunder, to all employees listed in Exhibit ___ hereto, which offer shall be in an offer letter issued no later than (each an "Offer Letter") and which offer of employment shall at a minimum include: continued employment in the same location, in the same position, with substantially similar duties and responsibilities, as was held by the employee immediately preceding the asset sale; substantially similar compensation and benefits as the employee earned in his or her position with Seller immediately preceding the asset sale; and recognition of such employee's past service to Seller for purposes of notice of termination, vacation, holiday pay, accrued service for pension purposes, pension entitlement and benefit eligibility purposes.

     (d) Transferred Employees. Buyer or Acquisition Sub, as the case may be, shall from the Effective Time assume Seller's and/or Seller Subs' obligations to the Transferred Employees arising or accruing from and after the time at which the Transferred Employee shall have commenced employment with the Buyer or the Acquisition Sub, as the case may be (with respect to each such Transferred Employee, the "Effective Time"), based on the employees' terms of current employment, including compensation, job description, benefits and recognition of past years of service, such that the Transferred Employees' employment is continued with Buyer or Acquisition Sub on substantially the same terms as before the Effective Time, provided Buyer or Acquisition Sub, as the case may be, is under no obligation to assume the Employee's Benefit Plan, retirement savings plan or bonus program but shall substitute alternate compensation or benefits so as to provide comparable terms of employment to the Transferred Employees, to the extent Buyer or Acquisition Sub, as the case may be, does not currently offer similar benefits as the Employee's Benefit Plan, retirement savings plan or bonus program. Buyer and Acquisition Sub shall assume all responsibility for length of service, severance, damages, or pay in lieu of notice, whether arising by contract, statute, common law or otherwise, with respect to the transfer of the Transferred Employees' employment from Seller Subs to Buyer or Acquisition Sub, as the case may be.

     (e) Seller's and/or Seller Subs' Employee Liabilities. Seller and/or Seller Subs shall be responsible for:

     (i) all liabilities for salary, wages, commission, any banked or accumulated overtime, sick leave or pay, vacation leave or pay and other compensation and all liabilities under the Employee Benefit Plan, retirement savings plan and bonus program of Seller and/or Seller Subs, as the case may be, relating to the employment of any and all of its employees (whether considered employees on the Closing Date or found to be or deemed to be employees at any time after the Closing Date) prior to the Effective Time;

     (ii) the severance pay which would be payable to any of Seller's or Seller Subs' employees (whether considered employees on the Closing Date or found to be or deemed to be employees at any time after the Closing Date) who choose not to accept employment with Buyer or Acquisition Sub, as the case may be, or are not offered employment with Buyer or Acquisition Sub;

     (iii) all liabilities for claims for injury, disability, death or workers' compensation arising from or related to employment of the employees (whether considered employees on the Closing Date or found to be or deemed to be employees at any time after the Closing Date) prior to the Effective Time; and

     (iv) all employment-related claims, penalties and assessments arising out of matters which occurred prior to the Effective Time including, without limitation, with respect to employment standards, human rights, workers' compensation, Canada Customs and Revenue Agency and employment insurance claims, penalties and assessments.

Seller and/or Seller Subs shall pay its employees (or Buyer or Acquisition Sub in the case of the Transferred Employees) on or prior to the Closing Date the moneys of the nature described in sections (i) and (ii) above due, accruing or with respect to any time period prior to the Closing Date such that these employment obligations to the employees have been fully satisfied to the Closing Date (other than with respect to individuals found to be or deemed to be employees at any time after the Closing Date).

     (f) Other Employees. If there are any employees of Seller or Seller Subs who are not Transferred Employees, Seller or Seller Subs, as the case may be, shall be responsible to continue the employment of such employee(s), offer other comparable employment to the employee(s) within their related corporate group, or terminate the employment of such employee(s) on or before the Closing Date. Each of Seller and/or Seller Subs shall be responsible for any and all damages, claims, expenses, losses, actions, costs and liabilities of any nature and kind whatsoever in respect of reassignment or termination of employees of Seller Subs who are not Transferred Employees. Each of Seller and Seller Subs hereby agrees that Buyer and/or Acquisition Sub shall not be responsible to assume employees who are not Transferred Employees and shall not be responsible for any liabilities or costs associated with them.

     (g) Public Disclosure. No Party shall issue any press release or otherwise make any public statement with respect to the transactions contemplated by this Agreement without obtaining the prior written consent of the other Party(ies), except as may be required by law. If any Party is required by law to issue a press release relating to the transactions contemplated herein, then such issuing Party shall provide the non-issuing Parties prior written notice of such requirement and, if requested by any non-issuing Party to do so, shall undertake commercially reasonable efforts to seek confidential treatment with respect to such press release.

     (h) Confidentiality. Except as otherwise expressly contemplated herein, each of the Parties hereto agrees that it shall, and shall cause its Affiliates, directors, officers, employees and authorized representatives of each of them to, hold in strict confidence all data and information obtained by them from any other Party hereto (unless such information is or becomes readily ascertainable from public or published information) and shall not, and shall use its best efforts to ensure that such Affiliates, directors, officers, employees and authorized representatives do not, disclose such information to others without the prior written consent of the Party from which such data or information was obtained, except as required by law after consultation with counsel (provided that any such party shall consult with the other party prior to making such disclosure). In the event of the termination of this Agreement, each of the Parties will return or destroy all documents, work papers and other materials (including all copies made thereof) obtained from the other Parties pursuant hereto.

     (i) Filing of Joint Election. On the Closing Date, the Acquisition Sub and IDR Canada will complete (in the prescribed form, containing the prescribed information) the requisite joint election to have section 167 of the ETA apply to the supply, transfer and sale of the Acquired Assets owned by IDR Canada. The Acquisition Sub shall file the joint election on or before the day in which the Acquisition Sub is required to file its GST return under Division V of the ETA for the reporting period that includes the Closing Date.

6. CONDITIONS TO OBLIGATION TO CLOSE

     (a) Conditions to Each Party's Obligations. The respective obligations of each Party to consummate the transactions contemplated herein are subject to the satisfaction of the following conditions:

     (i) This Agreement shall have been approved by: (A) the Seller's Board of Directors, (B) Seller Subs' Board of Directors, (C) the Seller Shareholder, (D) Seller Subs' shareholder, (E) the Buyer's Board of Directors, (F) the Acquisition Sub's Board of Directors and (G) the Acquisition Sub's shareholder;

     (ii) No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the transactions contemplated herein or limiting or restricting Buyer's or Acquisition Sub's conduct or operation of the business of Buyer and/or
Acquisition Sub after the Closing shall have been issued, nor shall any proceeding brought by any Governmental Entity, seeking any of the foregoing be pending; nor shall there have been any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the sale of the Acquired Assets which makes or would make the consummation of the transactions contemplated herein illegal; and

     (iii) The Parties shall have obtained all necessary consents and approvals from all Government Entities and Third Parties, including, if necessary and without limitation, ICANN's consent to the transfer from Seller to Buyer of Seller's ICANN accreditation under the ICANN Agreement.

     (b) Conditions to Obligation of Buyer and Acquisition Sub. The obligation of Buyer and the Acquisition Sub to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

     (i) The representations and warranties of Seller, Seller Subs and Seller Shareholder set forth in Section 3 above shall be true, correct and complete in all material respects at and as of the Closing Date, except for representations qualified for materiality which shall be true at and as of the Closing Date or those that speak as of a certain date for changes to other representations which either have not or will not be likely to give rise to a Seller Material Adverse Effect in the aggregate;

     (ii) Each of Seller, Seller Subs and/or Seller Shareholder shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

     (iii) Seller, Seller Subs and/or Seller Shareholder shall have procured all of the Third Party consents specified in Section 5(b) above and any other consent required to effectuate transfer of the Acquired Assets;

     (iv) No action, suit, or proceeding shall be pending or threatened before any Governmental Entity wherein an unfavorable injunction, judgment, order, decree, ruling or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement, (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, or (C) affect adversely the right of Buyer to own or receive the rights to the Acquired Assets or operate the Business (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

     (v) Each of Seller and Seller Subs shall have delivered to Buyer and Acquisition Sub a certificate to the effect that each of the conditions specified above in Sections 6(b)(i)-(iv) is satisfied in all respects;

     (vi) Buyer and Acquisition Sub shall have received from Preston Gates & Ellis, LLP an opinion in form and substance acceptable to Buyer and Acquisition Sub, addressed to Buyer and Acquisition Sub, and dated as of the Closing Date and Buyer and Acquisition Sub shall have received from McCarthy Tetrault, LLP an opinion in form and substance acceptable to Buyer and Acquisition Sub addressed to Buyer and Acquisition Sub, and dated as of the Closing Date;

     (vii) Buyer and Acquisition Sub shall have received from Seller and Seller Subs a letter in form and substance acceptable to Buyer and Acquisition Sub, addressed to Buyer and Acquisition Sub, and dated as of the Closing Date, averring to the fairness of the Purchase Price;

     (viii) Seller and Seller Subs shall deliver to Buyer and Acquisition Sub a lien certificate stating that all of the Acquired Assets are free from any and all Security Interests;

     (ix) Buyer shall have received a letter from ICANN consenting to the transfer from Seller to Buyer of Seller's ICANN accreditation under Seller's ICANN Agreement;

     (x) No Seller Material Adverse Change shall have occurred;

     (xi) All actions to be taken by Seller, Seller Subs and/or Seller Shareholder in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to Buyer;

     (xii) Each of Seller and Seller Subs shall have agreed to legally change their names from "Internet Domain Registrars Corp." and "IDR Internet Domain Registrars Corp.", respectively, one business day following the Closing and shall deliver proof of such name change to Buyer and Acquisition Sub;

     (xiii) Each of Buyer, Acquisition Sub, Seller and Seller Subs shall have executed the necessary Registrant Name Change Agreements, in form and substance substantially as attached as Exhibit ___, for each domain name included in the Acquired Assets;

     (xiv) Buyer, Acquisition Sub, Seller and Seller Subs shall have executed a Hosting Services Agreement in form and substance substantially as attached as Exhibit ___;

     (xv) The individuals whose names are set forth on Exhibit hereto shall have each executed an Offer Letter with Buyer to become an employee of Buyer immediately upon Closing;

     (xvi) All of the Transferred Employees shall execute an [Employee Invention
Assignment,   Non-Solicitation,  and  Confidentiality]  in  form  and  substance substantially as attached as Exhibit ___;

     (xvii) Within two business days from the Closing, the Buyer, the Seller Shareholder and the Escrow Agent will execute the Escrow Agreement contemplated by Article ____ substantially in the form attached hereto as Exhibit ____ (the "Escrow Agreement");

     (xvii) At Closing, the Buyer, Acquisition Sub, Seller, Seller Subs and Seller Shareholder will execute the Confidentiality Agreement substantially in the form attached hereto as Exhibit ____;

     (xviii) Seller Shareholder shall have delivered an assignment of its indemnification rights under the stock purchase agreement pursuant to which Seller Stockholder purchased Seller;

     (xix) Buyer and/or Acquisition Sub, at Buyer's discretion, shall have received a letter from CIRA consenting to the transfer of Seller's [or Seller Subs'] CIRA accreditation under Seller's [or Seller Subs'] [DATE] CIRA Registrar Accreditation Agreement from Seller [or Seller Subs] to Buyer and/or Acquisition Sub;

     (xx) Seller shall deliver to Buyer and Acquisition Sub evidence of final payment of $50,000 to Bruce Brownstein pursuant to that certain June 13, 2001 Agreement and Mutual Release between Seller Shareholder and Bruce Brownstein;

     (xxi) Seller shall have delivered proof of termination and release of all severance claims from each employee of Seller and Seller Subs who has either (a) been terminated and is not included on the list attached hereto as Exhibit ___, or (b) been terminated and is included on the list attached hereto as Exhibit ___ but has declined Buyer and/or Buyer Sub's offer of employment;

     (xxii) Seller Subs shall have paid any and all outstanding Canadian tax payments, including, without limitation, any taxes owing with respect to the Canada Customs and Revenue Agency and any other Canadian Revenue Authorities, and shall deliver proof to Buyer and Acquisition Sub of such payments;

     (xxiii) Seller and/or Seller Subs shall have paid any and all outstanding commission payments and shall deliver proof to Buyer and Acquisition Sub of such payments;

     (xxiv) Seller shall deliver to Buyer and Acquisition Sub evidence of final payment of any and all amounts owing under, and release of any Lien created by, that certain Demand Loan between Seller and Bank of Montreal (Account Number 2712-6033-801); and

     (xxv) At Closing, the Buyer and/or the Acquisition Sub, the Seller and/or the Seller Subs and Uniserve will execute the Services Agreement substantially in the form attached hereto as Exhibit ____.

     Buyer and Acquisition Sub may waive any condition specified in this Section 6(b) if they execute a writing so stating at or prior to the Closing.

     (c) Conditions to Obligation of Seller, Seller Subs and Seller Shareholder. The obligation of Seller, Seller Subs and Seller Shareholder to consummate the transactions to be performed by them in connection with the Closing is subject to satisfaction of the following conditions:

     (i) The representations and warranties set forth in Section 4 above shall be true and correct in all material respects at and as of the Closing Date, except for changes which either have not or will not be likely to give rise to a Buyer Material Adverse Effect;

     (ii) Buyer and the Acquisition Sub shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

     (iii) No action, suit, or proceeding shall be pending or threatened before any Government Entity wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement or (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

     (iv) Buyer and the Acquisition Sub shall have delivered to Seller and Seller Subs a certificate to the effect that each of the conditions specified above in Section 6(c)(i)-(iii) is satisfied in all respects;

     (v) Seller, Seller Subs and Seller Shareholder shall have received from Piper Marbury Rudnick & Wolfe, LLP an opinion in form and substance acceptable to Seller, Seller Subs and Seller Shareholder, addressed to Seller, Seller Subs, and Seller Shareholder dated as of the Closing Date;

     (vi) All actions to be taken by Buyer and Acquisition Sub in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to Seller and Seller Subs; and

     (vii) Buyer shall have delivered the Closing Payment to Seller.

Seller, Seller Subs and/or Seller Shareholder may waive any condition specified in this Section 6(c) if they execute a writing so stating at or prior to the Closing.

7.  INTENTIONALLY OMITTED.

8.  INDEMNIFICATION.

     (a) Indemnification. (i) Each of Seller, Seller Subs and Seller Shareholder shall indemnify and hold harmless the Buyer and the Acquisition Sub and its respective officers, directors, agents and employees, and each person, if any, who controls or may control the Buyer and/or the Acquisition Sub within the meaning of the Securities Act (hereinafter referred to individually as "Buyer Indemnified Person" and collectively as "Buyer Indemnified Persons") from and against any and all losses, costs, damages, liabilities and expenses arising from Third Party claims, demands, actions, causes of action, including, without limitation, reasonable legal fees, net of any recoveries under existing insurance policies, tax benefit received by the Buyer and/or the Acquisition Sub as a result of such damages, indemnities from Third Parties or by any amount actually recovered by the Buyer and/or the Acquisition Sub pursuant to counterclaims made by any of them directly relating to the facts giving rise to such claims, demands, actions, or causes of action (collectively, " Buyer Damages") arising out of (A) any breach of any of the representations, warranties, covenants and agreements given or made by the Seller and/or Seller Shareholder in this Agreement, the Disclosure Letter or any Schedule or Exhibit to this Agreement and/or (B) any Pending Litigation. Without limiting the foregoing, each of Seller, Seller Subs and the Seller Shareholder shall, from and after the Closing Date, indemnify and hold harmless Buyer and Acquisition Sub from and against any and all Liabilities arising out of the following: (1) the employment of its employees and consultants in respect of Liabilities arising or accruing prior to the Effective Time; and (2) the employment or termination of employment of employees in Seller's or Seller Subs' business, other than the Transferred Employees, arising or accruing prior to or after the Effective Time; including without limitation those Liabilities arising out of any Employee Benefit Plan, individual employment contracts, the Employment Standards Act R.S.B.C. 1996, the Human Rights Code R.S.B.C. 1996 and other applicable contracts, legislation and the common law in the provinces and states in which Seller and/or Seller Subs carries on business. The Buyer Indemnified Persons shall act in good faith and in a commercially reasonable manner to mitigate any Buyer Damages they may suffer.

     (ii) Buyer and the Acquisition Sub shall indemnify and hold harmless the Seller, Seller Subs and Seller Shareholder and each of their respective officers, directors, agents and employees, and each person, if any, who controls or may control the Seller, Seller Subs or Seller Shareholder within the meaning of the Securities Act (hereinafter referred to individually as "Seller Indemnified Person" and collectively as " Seller Indemnified Persons") from and against any and all losses, costs, damages, liabilities and expenses arising from Third Party claims, demands, actions, causes of action, including, without limitation, reasonable legal fees, net of any recoveries under existing insurance policies, tax benefit received by the Seller, Seller Subs or Seller Shareholder as a result of such damages, indemnities from Third Parties or by any amount actually recovered by the Seller, Seller Subs or Seller Shareholder pursuant to counterclaims made by any of them directly relating to the facts giving rise to such Third Party claims (collectively, "Seller Damages") arising out of any breach of any of the representations, warranties, covenants and agreements given or made by the Buyer and/or Acquisition Sub in this Agreement, or any Schedule or Exhibit to this Agreement. Without limiting the foregoing, each of Buyer and Acquisition Sub shall, from and after the Closing Date, indemnify and hold harmless Buyer and Acquisition Sub from and against any and all Liabilities arising out of the employment or termination of employment of Transferred Employees, arising or accruing after the Effective Time; including without limitation those Liabilities arising out of any Employee Benefit Plan, individual employment contracts, the Employment Standards Act R.S.B.C. 1996, the Human Rights Code R.S.B.C. 1996 and other applicable contracts, legislation and the common law in the provinces and states in which Seller and/or Seller Subs carries on business. The Seller Indemnified Persons shall act in good faith and in a commercially reasonable manner to mitigate any Seller Damages they may suffer.

     (b) Escrow Fund. On the Closing Date, the Escrow Funds shall be deposited with State Street Bank and Trust Company, as escrow agent (the "Escrow Agent"). The Escrow Funds deposited with the Escrow Agent shall constitute the "Escrow Fund". The Escrow Fund shall be governed by the terms set forth herein and in the Escrow Agreement attached hereto as Exhibit ___. The Escrow Fund shall be subject to reduction to satisfy the obligations of the Seller and Seller Shareholder under this Article 8. [Need to see Escrow Agreement]

     (c) Notification of Claims. Notwithstanding the provisions of Section 8(a), the Buyer may not receive any payment from the Escrow Fund unless and until an Officer's Certificate or Certificates (as defined in Section 8(e) below) identifying the requirements of Section 8(e) and identifying Buyer Damages has been delivered to the Escrow Agent as provided in Section 8(e) below and such amount is determined pursuant to this Article 8 to be payable, in which case the Buyer shall receive cash equal in value to the full amount of Buyer Damages.

     (d) Escrow Period. The "Escrow Period" shall terminate upon the close of business on the date twelve (12) months from the Closing Date; provided, however, that a portion of the Escrow Fund, which, in the reasonable judgment of the Buyer, subject to the objection of the Seller Shareholder and the subsequent resolution of the matter in the manner provided in Section 8(g) hereof, are necessary to satisfy any unsatisfied claims specified in any Officer's Certificate (as defined in Section 8(e)) theretofore delivered to the Escrow Agent prior to termination of the Escrow Period with respect to facts and circumstances existing prior to expiration of the Escrow Period, shall remain in the Escrow Fund until such claims have been resolved. Such retained portion of the Escrow Fund shall be retained only until the claim for indemnification pursuant to which such portion is being retained is settled or finally determined between Buyer and the Seller Shareholder in accordance with Section 8(g) below, but in no event longer than eighteen (18) months after Closing Date.

     (e) Claims Upon Escrow Fund. Upon receipt by the Escrow Agent on or before the last day of the Escrow Period of a certificate signed by any officer of the Buyer (an "Officer's Certificate"):

     (i) stating that with respect to the indemnification obligations of Seller and/or Seller Shareholder, Buyer Damages exist in an aggregate amount greater than fifty thousand Dollars ($50,000) have been incurred; and

     (ii) specifying in reasonable detail the individual items of such Buyer Damages included in the amount so stated, the date each such item was paid, or properly accrued or arose, the nature of the misrepresentation, breach of warranty or claim to which such item is related, the Escrow Agent shall, subject to the provisions of this Article 8, deliver to the Buyer out of the Escrow Fund, as promptly as practicable, that amount of cash equal to the amount of such Buyer Damages with respect to the indemnification obligations of the Seller set forth in Section 8(a). The Escrow Agent will not release any portion of the Escrow Fund to Buyer pursuant to an Officer's Certificate until such claim has been resolved or is uncontested in accordance with Section 8(f) below.

     (f) Objections to Claims. At the time of delivery of any Officer's Certificate to the Escrow Agent, a duplicate copy of such Officer's Certificate shall be delivered to the Seller Shareholder and for a period of twenty (20) days after such delivery, the Escrow Agent shall make no delivery of cash from the Escrow Fund pursuant to Section 8(e) hereof unless the Escrow Agent shall have received written authorization from the Seller Shareholder to make such delivery. After the expiration of such twenty (20) day period, the Escrow Agent shall make delivery of cash from the Escrow Fund in accordance with Section 8(e) hereof, provided that no such payment or delivery may be made if the Seller Shareholder shall object in a written statement to the claim made in the Officer's Certificate, and such statement shall have been delivered to the Escrow Agent and to the Buyer prior to the expiration of such twenty (20) day period.

     (g) Resolution of Conflicts. (i) In case the Seller Shareholder shall so object in writing to any claim or claims by the Buyer made in any Officer's Certificate, the Buyer shall have twenty (20) days from receipt of a Seller Shareholder objection under Section 8(f) to respond in a written statement to the objection of the Seller Shareholder. If after such twenty (20) day period there remains a dispute as to any claims, the Seller Shareholder and the Buyer shall attempt in good faith for twenty (20) days thereafter to agree upon the rights of the respective parties with respect to each of such claims. If the Seller Shareholder and the Buyer should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties and shall be furnished to the Escrow Agent. The Escrow Agent shall be entitled to rely on any such memorandum and shall distribute cash from the Escrow Fund in accordance with the terms thereof.

     (h) Third-Party Claims. In the event the Buyer becomes aware of a third-party claim which the Buyer believes may result in a demand against the Escrow Fund, the Buyer shall promptly notify the Seller Shareholder of such claim, and the Seller Shareholder shall be entitled, at its own expense, to participate in any defense of such claim. The Buyer shall have the right to settle any such claim; provided, however, that the Buyer may not effect the settlement of any such claim without the prior written consent of the Seller

Shareholder, which consent shall not be unreasonably withheld. Following notice of any claim, the Buyer shall notify the Seller Shareholder of any discussions, negotiations or other material developments affecting such claim and, to the extent commercially reasonable, permit the Seller Shareholder to participate in any such discussions or negotiations.

     (i) Payment of Claims. Damages that: (i) are accepted as valid by the Seller Shareholder; or (ii) are determined to be valid as described in this
Article 8, shall be settled by payment from the Escrow Fund.

     (j) Limitation. No claim for indemnification, breach of warranty or otherwise may be brought by the Buyer, its officers, directors, agents, employees and Affiliates, against the Seller Shareholder after expiration of the Escrow Period. Notwithstanding the foregoing or any other provision to the contrary contained in this Agreement, claims for indemnification relating to Buyer Damages arising out of any breach of Seller's representations and warranties regarding its taxes, employee benefits, financial statements and condition, contingent liabilities and/or intellectual property shall survive until the latter of (i) [2] years or (ii) expiration of the relevant statute of limitations applicable to the underlying claims giving rise to such Damages.

     (k) Special Severance Escrow. Notwithstanding any provision to the contrary contained herein, Buyer agrees to reimburse Seller or Seller Shareholder pursuant to the terms of this Section 8(k) for 50% of severance obligations for all of Seller's and Seller Subs' employees who are not Transferred Employees up to a maximum of US$175,000 upon receipt of proof in form satisfactory to the Buyer of payment by Seller and/or Seller Subs with respect to satisfaction by them of severance obligations related to termination of employees who are not Transferred Employees. Notwithstanding any provision to the contrary contained herein, upon delivery to the Escrow Agent of a written agreement signed by the Buyer and Seller Shareholder, the Escrow Agent shall be authorized to make payment to Seller of an amount equal to fifty percent (50%) of any payments made by Seller and/or Seller Subs with respect to their satisfaction of severance obligations related to termination of employees who are not Transferred Employees; provided, however, that the aggregate amount paid pursuant to this
Section 8(k) will not exceed US$175,000.

9.  MISCELLANEOUS.

     (a) No Third-Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

     (b) Entire Agreement. This Agreement (including all of the documents referred to herein) constitutes the entire agreement between the Parties and supersedes any prior understandings, agreements, or representations by or between the Parties, written or oral, with respect to the subject matter hereof, shall remain in existence and be binding.

     (c) Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Party; provided, however, that Buyer may (i) assign any or all of its rights and interests hereunder to one or more of its Affiliates and (ii) designate one or more of its Affiliates to perform its obligations hereunder (in any or all of which cases Buyer nonetheless shall remain responsible for the performance of all of its obligations hereunder).

     (d) Counterparts; Facsimile Signatures. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. This Agreement may be executed by facsimile signatures.

     (e) Headings. The section headings contained in this Agreement are inserted
for  convenience   only  and  shall  not  affect  in  any  way  the  meaning  or interpretation of this Agreement.

     (f) Notices. All notices, requests, demands, claims, and other communications hereunder shall be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly delivered two business days after it is sent by registered or certified mail, return receipt requested, postage prepaid, or one business day after it is sent via a reputable nationwide overnight courier service, in each case to the intended recipient as set forth below:

                  If to Buyer/Acquisition Sub:

                           VeriSign, Inc.
                           1350 Charleston Road
                           Mountain View, CA 94043
                           Attn:  General Counsel

                  Copies to:

                           Piper Marbury Rudnick & Wolfe LLP
                           1200 Nineteenth Street, N.W.
                           Washington, D.C.  20036
                           Attn:  Edwin M. Martin, Jr.

                  If to Seller, Seller Subs and/or Seller Shareholder:

                           Network Commerce, Inc.
                           411 First Avenue S., Suite 200
                           Seattle, WA 98104
                           Attn:  General Counsel

                  Copy to:

                           Preston Gates & Ellis, LLP
                           701 Fifth Avenue, Suite 5000
                           Seattle, WA 98104-7078
                           Attn:  Gary J. Kocher, Esq.

     Any Party may give any notice, request, demand, claim, or other communication hereunder using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the party for whom it is intended. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

     (g) Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws (and not the law of conflicts) of the Commonwealth of Virginia, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof; provided that issues involving the corporate governance of any of the parties hereto shall be governed by their respective jurisdictions of incorporation. Each of the parties hereto irrevocably consents to the exclusive jurisdiction of any state or federal court within the Commonwealth of Virginia, in connection with any matter based upon or arising out of this Agreement or the matters contemplated herein, other than issues involving the corporate governance of any of the parties hereto, agrees that process may be served upon them in any manner authorized by the laws of the Commonwealth of Virginia for such persons and waives and covenants not to assert or plead any objections which they might otherwise have to such jurisdictions and such process. Judgment upon any award may be entered in any court having jurisdiction.

     (h) Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by all of the Parties; provided, however, that any amendment effected subsequent to the Seller Shareholder approval shall be subject to the restrictions contained in the Washington and/or Canadian laws, as applicable. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

     (i) Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope or duration of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed, provided that this Agreement shall not then substantially deprive any Party of the bargained-for performance of another Party.

     (j) Expenses. Except as otherwise provided herein, all fees and expenses (including, without limitation, legal and accounting fees and expenses and all other expenses) incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Party incurring such expenses, whether or not the transactions contemplated hereby are consummated.

     (k) Construction. The Parties agree that they have been represented by counsel during the negotiation, preparation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the Party drafting such agreement or document. Any reference to any federal, state, provincial, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.

     (l) Incorporation of Exhibits, Schedules and Disclosure Letter. The Exhibits, Schedules and Disclosure Letter identified in this Agreement are incorporated herein by reference and made a part hereof.

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

                       VERISIGN, INC.

                       By:
                               ---------------------------------------------
                       Name:  Douglas Wolford
                       Title: Senior Vice President


                       REGISTRARS.COM ACQUISITION CORPORATION

                       By:
                            ------------------------------------------------
                       Name:  James M. Ulam
                       Title: Vice President & Secretary


                        INTERNET DOMAIN REGISTRARS CORP.

                       By:
                            ------------------------------------------------
                       Name:  Dwayne Walker
                       Title: Chief Executive Officer


                        IDR INTERNET DOMAIN REGISTRARS CORP.

                        By:
                               ---------------------------------------------
                        Name:
                               ---------------------------------------------
                        Title:
                               ---------------------------------------------


                         NETWORK COMMERCE, INC.

                         By:
                              ----------------------------------------------
                         Name:  Dwayne Walker
                         Title: Chief Executive Officer

                        BULKRESERVE.COM DOMAIN REGISTRATION CORP.

                        By:
                           ---------------------------------------------------
                        Name:
                             -------------------------------------------------
                        Title:
                              ------------------------------------------------


                        DOMAINSTORE.COM DOMAIN REGISTRATION CORP.

                        By:
                           ---------------------------------------------------
                        Name:
                             -------------------------------------------------
                        Title:
                              ------------------------------------------------